ViPovaTM by Lexaria Launches National Sales Initiative

Kelowna, BC / February 23, 2015 / Lexaria, Corp. (LXRP) (CSE:LXX) (the “Company”) announces that ViPovaTM by Lexaria has launched a national US initiative designed to assist Americans to simultaneously achieve two important objectives:

1)

To try new ViPovaTM CBD-infused tea, hold a TEA PARTY in your home or office. The President of ViPova or another Lexaria/ViPova member will personally visit with you; share ViPovaTM Tea amongst the group; provide information; answer questions; and, invite participants to become Channel Partner Distributors.

Contact ViPovaTM through our website or by email at teaparty@vipova.com, to make your request to host a ViPovaTM TEA PARTY. In order to qualify to host your TEA PARTY, certain criteria, not limited to the following, must be met: a minimum of 12 people over the age of 21 must attend the TEA PARTY. We will consider all TEA PARTY requests and follow up with you regarding possible dates and schedules, as we roam across the country.

2)

Not only will TEA PARTY participants have a chance to enjoy great-tasting ViPovaTM tea with no obligation, they will also be able to apply on the spot at these unique events to become authorized CHANNEL PARTNER Distributors of ViPovaTM products. In addition to receiving extensive, industry leading product training, distributors will have the potential to earn an exciting supplementary income selling ViPovaTM products. Persons wishing to become ViPovaTM distributors can also apply by downloading an application form available at www.vipova.com A limited number of CHANNEL PARTNER distributorships will be available in each state in the country. Interested distributors or TEA PARTY hosts can also email us at teaparty@vipova.com with your contact information and we will respond asap.

ViPovaTM by Lexaria is the country’s first CBD/Lipid-infused tea, and we are excited to launch this initiative to establish the nation’s best trained direct sales force for this highly anticipated brand launching.

Consumers across all 50 states can now buy America’s FIRST product that uses patent-pending technology to infuse CBDs within lipids for the most comforting and effective experience possible. As 2015 unfolds, ViPovaTM expects to offer additional products to its lineup.

As well, the Lexaria EnergyTM brand will also be launched in the first half of 2015 and ViPovaTM CHANNEL PARTNER Distributors will automatically be eligible to also sell the full line of Lexaria EnergyTM brand products as they are unveiled. Broadening our product offerings, combined with early geographic sales advantages, will make this opportunity to quickly acquire Distributor rights particularly rewarding.

The www.vipova.com website and our toll-free phone lines are taking tea orders. Customers can call 1-888-976-8482 from 9AM to 7PM EST Mon-Fri and we accept most major credit cards.

For a limited time only, our two introductory offers remain valid: on your first order, please enjoy free shipping and a coupon good for 30% off your subsequent order, regardless of order size.

About Lexaria
Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns. www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.